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                                                                  EXHIBIT 23.3

                   [MELLEN, SMITH & PIVOZ, P.C. LETTERHEAD]

         CONSENT OF MELLEN, SMITH & PIVOZ, P.C., INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated February 13, 1997, on the balance sheet of Diversified Wire & Cable, Inc. as of December 31, 1996, and the related statement of operations, changes in stockholders' equity, and cash flows for the period June 25, 1996 to December 31, 1996, in the Registration Statement (Form S-4 No. 333-34529) and related Prospectus of Jordan Industries, Inc. for the registration of $120,000,000 of 10 3/8% Series B Senior Notes due 2007 and $213,635,725 of 11 3/4% Series B Subordinated Discount Debentures due 2009.


                              /s/ Mellen, Smith &
                                  Pivoz, P.C.
                                                        Mellen, Smith & Pivoz,
                                                        P.C.


Bingham Farms, Michigan
September 8, 1997